Exhibit 99.1

Filed by Old National Bancorp

Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: Indiana Community Bancorp

Commission File No.: 000-18847

FOR IMMEDIATE RELEASE January 30, 2012	Contacts: Media: Kathy A. Schoettlin – (812) 465-7269 Executive Vice President – Communications Financial Community: Lynell J. Walton – (812) 464-1366 Senior Vice President – Investor Relations

Successful 4th Quarter Caps Strong 2011 Earnings

Year for Old National Bancorp

4th QUARTER HIGHLIGHTS:

•	Quarterly net income increases almost 290% over 4th quarter 2010
•	EPS of $.23 includes $5.2 million of acquisition and integration expenses
•	Credit quality metrics remain well controlled
•	Results exceed analysts’ estimates

2011 HIGHLIGHTS:

•	Full year net income increases almost 90% over 2010
•	Net loan charge-offs decrease over 22% from 2010 levels
•	Monroe acquisition closed January 1, 2011
•	First ever FDIC-assisted acquisition completed July 29, 2011
•	Liquidity and capital positions remain strong

Evansville, Ind. (January 30, 2012) – Today Old National Bancorp (NYSE: ONB) reported 4th quarter net income of $22.2 million, or $.23 per share – a continuation of the company’s strong, consistent 2011 performance. These results, which exceeded analysts’ consensus estimates for the quarter, are a marked improvement over the net income of $16.8 million, or $.18 per share, that Old National reported in 3rd quarter 2011, and reflect an almost 290% increase over 4th quarter 2010 net income.

The FDIC-assisted acquisition of Integra Bank was accretive to the 4th quarter results after the absorption of $4.4 million in acquisition-related expenses. Fourth quarter results also included $.8 million in acquisition-related expenses from the Monroe transaction that was completed 1st quarter of 2011. Excluding these acquisition expenses, Old National’s 4th quarter 2011 earnings would have been $25.9 million, or $.27 per share. These adjusted results also compare favorably to adjusted 3rd quarter net income of $22.7 million, or $.24 per share, which excludes $6.8 million of acquisition expenses and a $2.0 million litigation reserve. Refer to Table 1 and Table 2 for Non-GAAP reconciliations.

Net income for the 12 months ended December 31, 2011, was $72.5 million, or $.76 per common share. These results represent significant increases to full-year 2010 net income of $38.2 million, or $.44 per common share.

As was announced in a press release dated January 26, 2012, Old National Bancorp’s Board of Directors declared an increase in its common stock dividend to $.09 per share on the Company’s outstanding shares. This new dividend level represents a 28.6% increase over the previous cash dividend level of $.07 per common share. The dividend is payable March 15, 2012, to shareholders of record on March 1, 2012. For purposes of broker trading, the ex-date of the cash dividend is February 28, 2012.

“These positive 4th quarter results solidify a strong earnings year for Old National, especially when factoring in acquisition-related expenses and continued economic headwinds,” said Old National President & CEO Bob Jones. “The fact that we increased 2011 net income by nearly 90 percent over 2010, while improving overall credit metrics and maintaining our strong capital and liquidity positions, demonstrates our continued strength and stability and our firm commitment to basic community banking. This is further illustrated by our recent acquisition announcement of Indiana Community Bancorp as well as our Board’s approval of a 28% increase in our quarterly cash dividend.”

FDIC-Assisted Acquisition

On July 29, 2011, Old National Bancorp acquired certain assets and assumed substantially all deposits and certain liabilities of Integra Bank, N.A. (Integra) from the Federal Deposit Insurance Corporation (FDIC) in an FDIC-assisted transaction.

As part of this transaction, Old National entered into loss sharing agreements with the FDIC that cover, as of December 31, 2011, $626.4 million in fair value of loans (covered loans) and $30.4 million in fair value of other real estate owned (collectively called “covered assets”). According to the terms of the loss sharing agreements, the FDIC will reimburse Old National for 80% of the losses up to $275.0 million, 0% of losses from $275.0 million up to $467.2 million and 80% of losses in excess of $467.2 million. The loss sharing agreement applicable to single-family residential mortgage loans remains in effect for 10 years. The loss sharing agreement applicable to other covered assets is five years for losses and eight years for recoveries.

In accordance with Generally Accepted Accounting Principles (GAAP), Old National accounted for all of the loans acquired from Integra at fair value with no corresponding allowance for loan losses brought forward on these acquired loans.

Of the 52 former Integra banking centers, 32 centers that overlapped Old National locations were consolidated through December, 2011. On December 2, 2011, Old National also completed the sale of the deposits of four former Integra branches located in the Chicago area to First Midwest Bank.

Committed to our Strategic Imperatives

Old National’s strong, consistent 2011 performance can be attributed to our unwavering commitment to the following strategic imperatives:

1.	Strengthen the risk profile.
2.	Enhance management discipline.
3.	Achieve consistent quality earnings.

1. STRENGTHEN THE RISK PROFILE

Credit Quality

Old National reported provision expense in the 4th quarter of 2011 of $1.0 million, compared to relatively none in the 3rd quarter of 2011 and $7.1 million in the 4th quarter of 2010. For the full year 2011, Old National reported $7.5 million of provision for loan losses compared to $30.8 million in 2010. Old National’s net charge-offs for 4th quarter 2011 were $8.5 million, or .71% of total loans, compared to $4.6 million, or .40% of total loans in 3rd quarter 2011 and $6.9 million, or .74% of total loans, in 4th quarter 2010. For the full year 2011, Old National reported net charge-offs of $21.7 million, or .49% of total loans, compared to $28.0 million, or .75% of total loans, in 2010.

Excluding covered loans, provision expense for the 4th quarter and 3rd quarters of 2011 was flat with essentially none reported for either quarter, compared to the $7.1 million in 4th quarter 2010. Old National’s net charge-offs for the quarter were $8.2 million, an increase of $3.3 million from the $4.9 million reported in 3rd quarter 2011 and an increase of $1.3 million from the $6.9 million in net charge-offs reported in 4th quarter 2010.

Excluding covered loans, for the full year 2011, Old National reported provision expense of just $6.5 million compared to $30.8 million in 2010. Additionally, net loan charge-offs for the full year 2011 fell to .53%—a substantial decrease from Old National’s full year 2010 mark of .75%.

Excluding covered loans, Old National’s allowance for loan losses at December 31, 2011, was $57.1 million, or 1.38% of total loans, compared to an allowance of $65.2 million, or 1.58% of total loans at September 30, 2011, and $72.3 million, or 1.93% of total loans, at December 31, 2010. Excluding covered loans, the coverage of allowance to non-performing loans stood at 49% at December 30, 2011, compared to 52% at September 30, 2011.

“Credit metrics in the fourth quarter showed solid improvement, with reductions in nonperforming loans coming in the legacy Old National portfolio as well as in both the Monroe acquired and Integra covered loan portfolios,” stated Chief Credit Officer Daryl Moore. “In addition to these gains, the quarter also saw meaningful reductions in both special mention and substandard loan exposures.”

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
($ in millions)	2009	2010	2011	3Q11	3Q11*	4Q11	4Q11*
Non-Performing Loans(NPLs)	$67.0	$70.9	$299.5	$323.8	$124.8	$299.5	$116.7
Problem Loans (Including NPLs)	$157.1	$174.3	$404.3	$442.6	$226.4	$404.3	$204.1
Special Mention Loans	$103.5	$84.0	$103.2	$125.4	$98.5	$103.2	$80.1
Net Charge-Off Ratio	1.40%	.75%	.49%	.40%	.50%	.71%	.79%
Provision for Loan Losses	$63.3	$30.8	$7.5	$(.1)	$(.1)	$1.0	$.1

*	Excludes covered loans.

2. ENHANCE MANAGEMENT DISCIPLINE

Expense Management

For the 4th quarter, Old National reported total noninterest expenses of $93.7 million, compared to 3rd quarter 2011 noninterest expenses of $95.2 million. Noninterest expenses for 4th quarter 2011 included $4.4 million and $.8 million, respectively, of Integra Bank and Monroe Bancorp-related acquisition costs. Fourth quarter 2011 also included $8.5 million (a full quarter) in operational expenses related to the newly acquired Integra operations. Noninterest expenses for 3rd quarter 2011 included $6.8 million of Integra Bank-related acquisition costs, and a $2.0 million accrual for the tentative settlement of a longstanding trust case pending against the Company since 2002. In addition, 3rd quarter 2011 included $6.3 million (2 months) in operational expenses related to the newly acquired Integra operations.

Capital Management

Old National’s capital position remained well above industry requirements at December 31, 2011, with regulatory tier 1 and total risk-based capital ratios of 13.5% and 15.0%, respectively, compared to 12.2% and 13.7% at September 30, 2011, and 13.6% and 14.8% at December 31, 2010.

The ratio of tangible common equity to tangible assets improved to 8.97% at December 31, 2011, compared to 8.40% at September 30, 2011, and 9.68% at December 31, 2010. Refer to Table 3 for Non-GAAP reconciliations.

	September 30,	September 30,
	Well Capitalized	ONB at December 31, 2011
Tier 1 Risk-Based Capital Ratio	> 6%	13.5%

Total Risk-Based Capital Ratio	> 10%	15.0%

Tier 1 Leverage Capital Ratio	> 5%	8.3%

3. ACHIEVE CONSISTENT QUALITY EARNINGS

Balance Sheet and Net Interest Margin

Old National’s total loans at December 31, 2011, were $4.772 billion compared to $4.856 billion at September 30, 2011, a decrease of $84.3 million. Average total loans for 4th quarter 2011 were $4.813 billion, 4.6% higher than the $4.600 billion for the 3rd quarter 2011, due primarily to the FDIC-assisted acquisition of Integra Bank on July 29, 2011.

Total investments, including money market accounts, amounted to $2.621 billion at December 31, 2011, a decrease of $237.9 million compared to $2.859 billion at September 30, 2011. Average total investments were $2.760 billion for the 4th quarter compared to $3.027 billion in the 3rd quarter. Securities gains for the 4th quarter (net of $.9 million of other-than-temporary impairment) totaled $2.8 million, compared to 3rd quarter securities gains of $2.9 million.

Total core deposits, including demand and interest-bearing deposits, decreased by $253.0 million in the 4th quarter to $6.590 billion at December 31, 2011, compared to $6.843 billion at September 30, 2011. Included in the 4th quarter decrease was $185 million of deposit attrition related to the sale of four former Chicago area Integra branches which were sold on December 2, 2011.

Old National reported net interest income of $76.6 million for 4th quarter 2011 compared to $72.6 million in 3rd quarter 2011, and $54.0 million for 4th quarter 2010. Included in 4th quarter 2011 net interest income is $7.1 million associated with the Monroe acquisition, and $6.3 million associated with the Integra acquisition, related to the accretion of the purchase accounting marks. Included in 3rd quarter 2011 net interest income is $5.5 million associated with the Monroe acquisition, and $7.5 million associated with the Integra acquisition, related to the accretion of the purchase accounting marks.

Net interest income on a fully taxable equivalent basis was $79.6 million for 4th quarter 2011 and represented a net interest margin on total average earning assets of 4.20%. This compares to net interest income on a fully taxable equivalent basis of $75.5 million and a margin of 3.96% in 3rd quarter 2011 and net interest income on a fully taxable equivalent basis of $57.1 million and a margin of 3.46% for 4th quarter 2010. Included in 4th quarter 2011 net interest margin is 37 basis points associated with the Monroe acquisition, and 32 basis points associated with the Integra acquisition, related to the accretion of purchase accounting marks. Included in 3rd quarter 2011 net interest margin is 29 basis points associated with the Monroe acquisition, and 39 basis points associated with the Integra acquisition, related to the accretion of purchase accounting marks. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.

Fees, Service Charges and Other Revenue

Old National reported total fees, service charges and other revenue of $46.1 million for 4th quarter 2011 compared to $44.3 million in 3rd quarter 2011 and $38.4 million in 3rd quarter 2010.

About Old National

Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $8.6 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance which is one of the top 100 largest agencies in the US and the 10th largest bank-owned insurance agency. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central on Monday, January 30, 2012, to discuss 4th quarter 2011 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on January 30 through February 13. To access the replay, dial 1-855-859-2056, conference code 42173725.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Additional Information for Shareholders

In connection with the proposed merger, Old National Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Indiana Community Bancorp and a Prospectus of Old National Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National Bancorp and Indiana Community Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National Bancorp at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Indiana Community Bancorp by accessing Indiana Community Bancorp’s website at www.myindianabank.com under the tab “Shareholder Relations” and then under the heading “Documents.”

Old National Bancorp and Indiana Community Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Indiana Community Bancorp in connection with the proposed merger. Information about the directors and executive officers of Old National Bancorp is set forth in the proxy statement for Old National’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 25, 2011. Information about the directors and executive officers of Indiana Community Bancorp is set forth in the proxy statement for Indiana Community Bancorp’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including the proposed acquisition of Indiana Community Bancorp), changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Table 1: Non-GAAP Reconciliation- 4Q11 Adjusted Earnings Per Share

	September 30,	September 30,		September 30,
($ in millions, except per-share data)	Reported 4Q11	Adjustments		Adjusted 4Q11
Total Revenues	$125.7	$-0-		$125.7
Noninterest Expenses	93.7	(5.2	)*	88.5
Provision Expense	1.0	-0-		1.0
Income Before Income Taxes	31.0	5.2		36.2
Income Taxes	8.8	1.5		10.3
Net Income	$22.2	$3.7		$25.9
Common Shares Outstanding (in thousands)	94.9	94.9		94.9
Earnings Per Share	$.23	$.04		$.27

*	Represents $5.2 million of acquisition expenses

Table 2: Non-GAAP Reconciliation-3Q11 Adjusted Earnings Per Share

	September 30,	September 30,		September 30,
($ in millions, except per-share data)	Reported 3Q11	Adjustments		Adjusted 3Q11
Total Revenues	$119.9	$-0-		$119.9
Noninterest Expenses	95.2	(8.8	)*	86.4
Provision Expense	(.1)	-0-		(.1)
Income Before Income Taxes	24.8	8.8		33.6
Income Taxes	8.0	2.9		10.9
Net Income	$16.8	$5.9		$22.7
Common Shares Outstanding (in thousands)	94.8	94.8		94.8
Earnings Per Share	$.18	$.06		$.24

*	Represents $6.8 million of acquisition expenses as well as a $2.0 million litigation reserve

Table 3: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

	September 30,	September 30,
(end of period balances - $ in millions)	December 31, 2011	September 30, 2011
Total Shareholders’ Equity	$1,033.6	$1,027.7
Deduct: Goodwill and Intangible Assets	(286.8)	(302.3)
Tangible Shareholders’ Equity	$746.8	$725.4
Total Assets	$8,609.7	$8,932.7
Add: Trust Overdrafts	.6	.4
Deduct: Goodwill and Intangible Assets	(286.8)	(302.3)
Tangible Assets	$8,323.5	$8,630.8
Tangible Equity to Tangible Assets	8.97%	8.40%

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	September 30,	September 30,	September 30,	September 30,
	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Dec. 31, 2011	Sept. 30, 2011	Change	% Change
Income Data:
Net Interest Income	$76,595	$72,592	$4,003	5.5%
Taxable Equivalent Adjustment	2,979	2,914	65	2.2
Net Interest Income (FTE)	79,574	75,506	4,068	5.4
Fees, Service Charges and Other Revenues	46,120	44,316	1,804	4.1
Securities Gains (Losses) (a)	2,755	2,861	(106)	(3.7)
Derivative Gains (Losses)	272	149	123	82.6
Total Revenue (FTE)	128,721	122,832	5,889	4.8
Provision for Loan Losses	1,036	(82)	1,118	N/M
Noninterest Expense	93,680	95,158	(1,478)	(1.6)
Income before Taxes	34,005	27,756	6,249	22.5
Provision for Taxes (FTE)	11,791	10,959	832	7.6
Net Income	22,214	16,797	5,417	32.2

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.23	.18	.05	27.8
Average Diluted Shares Outstanding	94,866	94,785	81	.1
Book Value	10.92	10.85	.07	.6
Stock Price	11.65	9.32	2.33	25.0

Performance Ratios:
Return on Average Assets	1.01%	.77%	.24%	31.2
Return on Average Common Equity (c)	8.64	6.61	2.03	30.7
Net Interest Margin (FTE)	4.20	3.96	.24	6.1
Other Expense to Revenue (Efficiency Ratio) (d)	72.02	77.56	(5.54)	(7.1)
Net Charge-offs to Average Loans (e)	.79	.50	.29	58.0
Reserve for Loan Losses to Ending Loans (e)	1.38	1.58	(.20)	(12.7)
Non-Performing Loans to Ending Loans (e)	2.82	3.01	(.19)	(6.3)

Balance Sheet:
Average Assets	$8,759,154	$8,719,827	$39,327	.5
End of Period Balances:
Assets	8,609,683	8,932,700	(323,017)	(3.6)
Investments	2,589,517	2,784,035	(194,518)	(7.0)
Money Market Investments (f)	31,246	74,623	(43,377)	(58.1)
Commercial Loans and Leases	1,341,409	1,400,540	(59,131)	(4.2)
Commercial Real Estate Loans	1,393,304	1,496,132	(102,828)	(6.9)
Consumer Loans	990,061	916,677	73,384	8.0
Residential Real Estate Loans	1,042,429	1,037,977	4,452	.4
Residential Real Estate Loans Held for Sale	4,528	4,710	(182)	(3.9)
Earning Assets	7,392,494	7,714,694	(322,200)	(4.2)
Core Deposits (Excluding Brokered CDs)	6,589,813	6,842,754	(252,941)	(3.7)
Borrowed Funds (Including Brokered CDs)	737,373	809,397	(72,024)	(8.9)
Common Shareholders’ Equity	1,033,556	1,027,695	5,861	.6

(a)	Includes $910 and $0, respectively, for other-than-temporary impairment in fourth quarter 2011 and third quarter 2011.
(b)	Assumes conversion of stock options, restricted stock and warrants.
(c)	Based on average common shareholders’ equity of $1,028,564 and $1,016,053, respectively, for December 31, 2011 and September 30, 2011.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.
N/M	= Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	September 30,	September 30,	September 30,	September 30,
	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	December 31, 2011	December 31, 2010	Change	% Change
Income Data:
Net Interest Income	$76,595	$53,977	$22,618	41.9%
Taxable Equivalent Adjustment	2,979	3,147	(168)	(5.3)
Net Interest Income (FTE)	79,574	57,124	22,450	39.3
Fees, Service Charges and Other Revenues	46,120	38,386	7,734	20.1
Securities Gains (Losses) (a)	2,755	3,713	(958)	(25.8)
Derivative Gains (Losses)	272	106	166	N/M
Total Revenue (FTE)	128,721	99,329	29,392	29.6
Provision for Loan Losses	1,036	7,100	(6,064)	(85.4)
Noninterest Expense	93,680	83,272	10,408	12.5
Income before Taxes	34,005	8,957	25,048	279.6
Provision for Taxes (FTE)	11,791	3,231	8,560	264.9
Net Income	22,214	5,726	16,488	287.9

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.23	.07	.16	228.6
Average Diluted Shares Outstanding	94,866	87,005	7,861	9.0
Book Value	10.92	10.08	.84	8.3
Stock Price	11.65	11.89	(.24)	(2.0)

Performance Ratios:
Return on Average Assets	1.01%	.31%	.70%	N/M
Return on Average Common Equity (c)	8.64	2.57	6.07	N/M
Net Interest Margin (FTE)	4.20	3.46	.74	21.4
Other Expense to Revenue (Efficiency Ratio) (d)	72.02	85.52	(13.50)	(15.8)
Net Charge-offs to Average Loans (e)	.79	.74	.05	6.8
Reserve for Loan Losses to Ending Loans (e)	1.38	1.93	(.55)	(28.5)
Non-Performing Loans to Ending Loans (e)	2.82	1.90	.92	48.4

Balance Sheet:
Average Assets	$8,759,154	$7,358,692	$1,400,462	19.0
End of Period Balances:
Assets	8,609,683	7,263,892	1,345,791	18.5
Investments	2,589,517	2,630,369	(40,852)	(1.6)
Money Market Investments (f)	31,246	144,184	(112,938)	(78.3)
Commercial Loans and Leases	1,341,409	1,211,399	130,010	10.7
Commercial Real Estate Loans	1,393,304	942,395	450,909	47.8
Consumer Loans	990,061	924,952	65,109	7.0
Residential Real Estate Loans	1,042,429	664,705	377,724	56.8
Residential Real Estate Loans Held for Sale	4,528	3,819	709	18.6
Earning Assets	7,392,494	6,521,823	870,671	13.4
Core Deposits (Excluding Brokered CDs)	6,589,813	5,442,677	1,147,136	21.1
Borrowed Funds (Including Brokered CDs)	737,373	740,391	(3,018)	(.4)
Common Shareholders’ Equity	1,033,556	878,805	154,751	17.6

(a)	Includes $910 and $619, respectively, for other-than-temporary impairment in fourth quarter 2011 and fourth quarter 2010.
(b)	Assumes conversion of stock options, restricted stock and warrants.
(c)	Based on average common shareholders’ equity of $1,028,564 and $889,762, respectively, for 2011 and 2010.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.
N/M	= Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights

	September 30,	September 30,	September 30,	September 30,
	Twelve-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	December 31, 2011	December 31, 2010	Change	% Change
Income Data:
Net Interest Income	$272,873	$218,416	$54,457	24.9%
Taxable Equivalent Adjustment	11,821	13,482	(1,661)	(12.3)
Net Interest Income (FTE)	284,694	231,898	52,796	22.8
Fees, Service Charges and Other Revenues	174,627	155,461	19,166	12.3
Securities Gains (Losses) (a)	7,282	13,197	(5,915)	(44.8)
Derivative Gains (Losses)	974	1,492	(518)	(34.7)
Total Revenue (FTE)	467,577	402,048	65,529	16.3
Provision for Loan Losses	7,473	30,781	(23,308)	(75.7)
Noninterest Expense	348,521	314,305	34,216	10.9
Income before Taxes	111,583	56,962	54,621	95.9
Provision for Taxes (FTE)	39,123	18,748	20,375	108.7
Net Income	72,460	38,214	34,246	89.6

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.76	.44	.32	72.7
Average Diluted Shares Outstanding	94,772	86,928	7,844	9.0
Book Value	10.92	10.08	.84	8.3
Stock Price	11.65	11.89	(.24)	(2.0)

Performance Ratios:
Return on Average Assets	.86%	.50%	.36%	72.0
Return on Average Common Equity (c)	7.24	4.40	2.84	64.5
Net Interest Margin (FTE)	3.87	3.40	.47	13.8
Other Expense to Revenue (Efficiency Ratio) (d)	73.80	79.25	(5.45)	(6.9)
Net Charge-offs to Average Loans (e)	.53	.75	(.22)	(29.3)
Reserve for Loan Losses to Ending Loans (e)	1.38	1.93	(.55)	(28.5)
Non-Performing Loans to Ending Loans (e)	2.82	1.90	.92	48.4

Balance Sheet:
Average Assets	$8,384,673	$7,586,446	$798,227	10.5
End of Period Balances:
Assets	8,609,683	7,263,892	1,345,791	18.5
Investments	2,589,517	2,630,369	(40,852)	(1.6)
Money Market Investments (f)	31,246	144,184	(112,938)	(78.3)
Commercial Loans and Leases	1,341,409	1,211,399	130,010	10.7
Commercial Real Estate Loans	1,393,304	942,395	450,909	47.8
Consumer Loans	990,061	924,952	65,109	7.0
Residential Real Estate Loans	1,042,429	664,705	377,724	56.8
Residential Real Estate Loans Held for Sale	4,528	3,819	709	18.6
Earning Assets	7,392,494	6,521,823	870,671	13.4
Core Deposits (Excluding Brokered CDs)	6,589,813	5,442,677	1,147,136	21.1
Borrowed Funds (Including Brokered CDs)	737,373	740,391	(3,018)	(.4)
Common Shareholders’ Equity	1,033,556	878,805	154,751	17.6

(a)	Includes $1,409 and $3,927, respectively, for other-than-temporary impairment in 2011 and 2010.
(b)	Assumes conversion of stock options, restricted stock and warrants.
(c)	Based on average common shareholders’ equity of $1,001,189 and $869,233, respectively, for 2011 and 2010.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.
N/M	= Not meaningful.